Exhibit 99.1
BALLY’S CORPORATION ANNOUNCES THIRD QUARTER 2023 RESULTS

PROVIDENCE, R.I., - November 1, 2023 - Bally’s Corporation (NYSE: BALY) today reported financial results for the third quarter ended September 30, 2023.

Third Quarter 2023 Financial Highlights

•Record company-wide revenue of $632.5 million, an increase of 9.4% year-over-year
•Record Casinos & Resorts revenue of $359.0 million, up 9.3% year-over-year
•International Interactive revenue of $243.9 million, up 7.2% year-over-year, driven by a 13.1% increase in the UK as market share gains continue
•Successfully opened the Chicago Temporary Casino in September
•Announced deal to operate the concession at Bally’s Golf Links, a golf course at Ferry Point in the Bronx, NY

Summary of Financial Results

	Quarter Ended September 30,
(in thousands)	2023	2022
Consolidated Revenue	$632,477	$578,249
Casinos & Resorts Revenue	359,026	328,540
International Interactive Revenue	243,884	227,579
North America Interactive Revenue	29,567	22,130
Net (loss) income	(61,802)	593
Adjusted EBITDAR(1)	173,217
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(1)    Refer to tables in this press release for a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP.

Robeson Reeves, Bally’s Chief Executive Officer, said “Bally’s continued to generate very solid operating results across all three of our business segments as revenues rose to $632.5 million, a 9.4% year-over-year increase, while also achieving significant development and project milestones. These included the highly anticipated opening of our Chicago Temporary Casino as well as the completion of our reconceptualized Kansas City redevelopment. Additionally, we successfully rolled out our new Bally Bet OSB app, strengthening our solid foundation as we approach 2024.

Our core Casinos & Resorts segment produced record third-quarter revenues of $359.0 million, a 9.3% increase compared to the third quarter of 2022. Bally’s International Interactive continues its impressive performance, with revenues increasing 7.2% year-over-year, led by our robust UK business, where revenues rose by 13.1% year-over-year in USD. We continue to gain incremental share in the UK due to our timely adaptations in response to regulatory changes. Our formula of increasing Average Revenue Per User (ARPU) and First-Time Depositors (FTDs), while reducing Cost Per Acquisition (CPA), is yielding positive results. Our Bally Bet rollout will continue in the fourth quarter, and we are extremely pleased with the user engagement and the technology integration.”

Bally’s had a consolidated net loss in the quarter of $61.8 million and generated Adjusted EBITDAR of $173.2 million and Adjusted EBITDA of $141.6 million. For the nine-month period through September 2023, net income was $90.9 million with Adjusted EBITDAR of $492.2 million and Adjusted EBITDA of $398.0 million.

In terms of segment contribution highlights for the quarter, Casinos & Resorts generated Adjusted EBITDAR of $118.2 million, which included straight-line GAAP rent expense of $31.6 million. International Interactive generated Adjusted EBITDAR of $85.5 million this quarter, a 12.0% year-over-year increase compared with $76.3 million last year. North America Interactive reported an Adjusted EBITDAR loss of $(17.6) million this quarter compared with an Adjusted EBITDAR loss of $(19.7) million for the prior year period.

George Papanier, Bally’s President, added, “Bally’s portfolio of assets remains well-positioned, and has demonstrated significant year-over-year revenue growth. We continue to take share in our respective markets, which the monthly gaming data illustrates, as we outperformed peers in most states. While we are closely monitoring consumer spending, we haven’t seen major shifts in customer behavior, with the exception of very specific instances.

In addition, we are pleased with the September opening of our Chicago Temporary Casino. We have satisfied our critical operating criteria and execution milestones, and expect to receive the necessary regulatory support to expand and accelerate marketing initiatives beginning later this month, which will enable us to bolster revenue and EBITDAR. The completion of our property redevelopment in Kansas City was extremely well-received by our patrons as well, and we expect to ramp up our marketing efforts this holiday season to re-introduce yet another Bally’s flagship property. Our portfolio’s near-term capex cycle has come to its end, and we expect to benefit from our capital improvements over the last two years throughout 2024.”

2023 Guidance

Bally’s is adjusting the revenue guidance provided on May 9, 2023, for the remainder of the year to $2.4 billion to $2.5 billion. The guidance range for Adjusted EBITDAR is now $640 million to $655 million. This change reflects the later-than-expected opening of our Chicago Temporary Casino and our decision to pause reinvestment and operational changes at the Tropicana while awaiting MLB’s decision on the Oakland A’s relocation. The MLB’s vote on the Oakland A’s relocation plans is scheduled to take place in November. We are also updating recent foreign exchange headwinds at Bally’s International Interactive due to the strengthening of the U.S. dollar. Guidance for rent expense remains at $125 million (for straight-line GAAP rent while actual cash rent is $119 million) for the full year 2023.

Bally’s is maintaining its 2023 capital expenditure guidance of $160 million in aggregate as we complete our capex expansion cycle. This amount excludes the investment in the Chicago Temporary Casino development project, which is now complete.

Bally’s guidance is based on current plans and expectations and contains several assumptions. The guidance is subject to a number of known and unknown uncertainties and risks, including those discussed under “Cautionary Note Regarding Forward Looking Statements” set forth below.

Reconciliation of GAAP Measures to Non-GAAP Measures

To supplement the financial information presented on a generally accepted accounting principles (“GAAP”) basis, Bally’s has included in this earnings release non-GAAP financial measures for consolidated Adjusted EBITDA and segment Adjusted EBITDAR, which exclude certain items described below. The reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures are presented in the tables appearing below.

“Adjusted EBITDA” is earnings, or loss, for Bally’s, or where noted Bally’s reportable segments, before, in each case, interest expense, net of interest income, provision (benefit) for income taxes, depreciation and amortization, non-operating (income) expense, acquisition and other transaction related costs, share-based compensation, and certain other gains or losses as well as, when presented for Bally’s reporting segments, an adjustment related to the allocation of corporate costs among segments.

“Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, Segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

Management has historically used consolidated Adjusted EBITDA and segment Adjusted EBITDAR when evaluating operating performance because Bally’s believes that these metrics are necessary to provide a full understanding of Bally’s core operating results and as a means to evaluate period-to-period performance. Management also believes that consolidated Adjusted EBITDA and segment Adjusted EBITDAR are measures that are widely used for evaluating operating performance of companies in Bally’s industry and a principal basis for valuing such companies as well. Consolidated Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric. Management believes Consolidated Adjusted EBITDAR is an additional metric traditionally used by analysts in valuing gaming companies subject to triple net leases since it eliminates the effects of variability in leasing methods and capital structures. Consolidated Adjusted EBITDA and segment Adjusted EBITDAR should not be construed as alternatives to GAAP net income as an indicator of Bally’s performance. In addition, consolidated Adjusted EBITDA or segment Adjusted EBITDAR as used by Bally’s may not be defined in the same manner as other companies in Bally’s industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies.

Bally’s does not provide a reconciliation of Adjusted EBITDAR on a forward-looking basis to net income, its most comparable GAAP financial measure, because Bally’s is unable to forecast the amount or significance of certain items required to develop meaningful comparable GAAP financial measures without unreasonable efforts. These items include depreciation, impairment charges, gains or losses on retirement of debt, acquisition, integration and restructuring expenses, interest expense, share-based compensation expense, professional and advisory fees associated with Bally’s capital return program and variations in effective tax rate, which are difficult to predict and estimate and are primarily dependent on future events, but which are excluded from Bally’s calculation of Adjusted EBITDAR. Bally’s believes that the probable significance of providing this forward-looking valuation metric without a reconciliation to the most directly comparable GAAP metric, is that investors and analysts will have certain information that Bally’s believes is useful and meaningful in valuing its business. Investors are cautioned that Bally’s cannot predict the occurrence, timing or amount of all non-GAAP items that may be excluded from Adjusted EBITDAR in the future. Accordingly, the actual effect of these items, when determined, could potentially be significant to the calculation of Adjusted EBITDAR.

Third Quarter Conference Call

Bally’s third quarter 2023 earnings conference call and audio webcast will be held today, Wednesday, November 1, 2023, at 11:00 a.m. EDT. To access the conference call, please dial (800) 579-2543 (U.S. toll-free) and reference conference ID BALYQ323. The webcast of the call will be available to the public, on a listen-only basis, via the Internet at the Investors section of Bally’s website at www.ballys.com. An online archive of the webcast will be available on Bally’s website for 120 days. Supplemental materials have also been posted to the Investors section of the website under Events & Presentations.

About Bally’s Corporation

Bally's Corporation is a global casino-entertainment company with a growing omni-channel presence of Online Sports Betting and iGaming offerings. It currently owns and manages 16 casinos across 10 states, a golf course in New York, a horse racetrack in Colorado, and has access to OSB licenses in 18 states. It also owns Bally's Interactive International, formerly Gamesys Group, a leading, global, online gaming operator, Bally Bet, a first-in-class sports betting platform, and Bally Casino, a growing iCasino platform.

With 10,500 employees, the Company's casino operations include approximately 15,000 slot machines, 600 table games and 5,300 hotel rooms. Upon completing the construction of a permanent casino facility in Chicago, IL, and a land-based casino near the Nittany Mall in State College, PA, Bally's will own and/or manage 17 casinos across 11 states. Its shares trade on the New York Stock Exchange under the ticker symbol "BALY".

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, these statements are not guarantees of future performance and actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by Bally’s in this press release, its reports filed with the Securities and Exchange Commission (“SEC”) and other public statements made from time-to-time speak only as of the date made. New risks and uncertainties come up from time to time, and it is impossible for Bally’s to predict or identify all such events or how they may affect it. Bally’s has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include those included in Bally’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other reports filed by Bally’s with the SEC. These statements constitute Bally’s cautionary statements under the Private Securities Litigation Reform Act of 1995.

Investor Contact	Media Contact
Marcus Glover	Kekst CNC
Chief Financial Officer	646-847-6102
401-475-8564	BallysMediaInquiries@kekstcnc.com
IR@ballys.com

BALLY’S CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Gaming	$508,895	$465,733	$1,489,086	$1,384,523
Non-gaming	123,582	112,516	348,317	294,493
Total revenue	632,477	578,249	1,837,403	1,679,016

Operating (income) costs and expenses:
Gaming	229,131	197,196	665,731	620,459
Non-gaming	58,041	53,494	162,661	140,515
General and administrative	230,582	200,044	732,147	579,800
Gain from sale-leaseback, net	—	—	(374,321)	(50,766)
Depreciation and amortization	77,487	73,853	231,235	227,507
Total operating costs and expenses	595,241	524,587	1,417,453	1,517,515
Income from operations	37,236	53,662	419,950	161,501

Other income (expense):
Interest expense, net	(70,630)	(53,572)	(200,987)	(145,085)
Other non-operating income, net	15,528	1,640	24,949	46,563
Total other income (expense), net	(55,102)	(51,932)	(176,038)	(98,522)

(Loss) income before income taxes	(17,866)	1,730	243,912	62,979
Provision for income taxes	43,936	1,137	153,029	996
Net (loss) income	$(61,802)	$593	$90,883	$61,983

Basic (loss) earnings per share	$(1.15)	$0.01	$1.68	$1.05
Weighted average common shares outstanding - basic	53,580	57,020	53,961	59,170
Diluted (loss) earnings per share	$(1.15)	$0.01	$1.67	$1.05
Weighted average common shares outstanding - diluted	53,580	57,062	54,276	59,238

BALLY’S CORPORATION

Revenue and Reconciliation of Net (Loss) Income and Net (Loss) Income Margin to
Adjusted EBITDA and Adjusted EBITDA Margin (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except percentages)	2023	2022	2023	2022
Revenue	$632,477	$578,249	$1,837,403	$1,679,016

Net (loss) income	$(61,802)	$593	$90,883	$61,983
Interest expense, net of interest income	70,630	53,572	200,987	145,085
Provision for income taxes	43,936	1,137	153,029	996
Depreciation and amortization	77,487	73,853	231,235	227,507
Non-operating (income) expense (1)	(4,276)	(1,387)	(13,528)	(44,315)
Foreign exchange (gain) loss	(8,459)	(253)	(2,512)	(2,248)
Transaction costs(2)	20,953	18,052	59,405	39,595
Restructuring charges(3)	411	—	20,673	—
Decommissioning costs(4)	—	—	2,343	—
Share-based compensation	6,257	6,715	18,587	18,132
Gain on sale-leaseback, net	—	—	(374,321)	(50,766)
Planned business divestiture(5)	35	—	2,089	—
Impairment charges	—	—	9,653	—
Other, net(6)	(3,549)	(1,314)	(507)	6,728
Adjusted EBITDA	$141,623	$150,968	$398,016	$402,697
Rent expense associated with triple net operating leases(7)	$31,594		$94,152
Adjusted EBITDAR	$173,217		$492,168

Net (loss) income margin	(9.8)%	0.1%	4.9%	3.7%
Adjusted EBITDA margin	22.4%	26.1%	21.7%	24.0%
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(1)    Non-operating (income) expense includes: (i) change in value of naming rights liabilities, (ii) gain on extinguishment of debt, (iii) non-operating items of equity method investments including our share of net income or loss on an investment and depreciation expense related to our Rhode Island joint venture, and (iv) other (income) expense, net.
(2)    Includes acquisition, integration and other transaction related costs, financing costs incurred in connection with the Hard Rock Biloxi and Tiverton sale lease-back transactions, the prior year tender offer process, and costs incurred to address the Standard General takeover bid.
(3)    Restructuring costs related to the Interactive business workforce reduction.
(4) Costs related to the decommissioning of the Company's sports betting platform in favor of outsourcing the platform solution to third parties.
(5)    Losses related to a North America Interactive business that Bally’s is marketing as held-for-sale as of September 30, 2023.
(6)    Other includes the following items: (i) non-routine legal expenses and settlement charges for matters outside the normal course of business, (ii) demolition costs related to a failed parking garage structure at our Bally’s Atlantic City property and (iii) other individually de minimis expenses.
(7)    Consists of the operating lease components contained within our triple net master lease dated June 4, 2021 with GLPI for the real estate assets used in the operation of Bally’s Evansville, Bally’s Dover, Bally’s Quad Cities, Bally’s Black Hawk, Hard Rock Biloxi and Bally’s Tiverton, the individual triple net lease with GLPI for the land underlying the operations of Tropicana Las Vegas, and the triple net lease assumed in connection with the acquisition of Bally’s Lake Tahoe for real estate and land underlying the operations of the Bally’s Lake Tahoe facility.

BALLY’S CORPORATION

Revenue and Segment Adjusted EBITDAR (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2023	2022	2023	2022
Revenue
Casinos & Resorts	$359,026	$328,540	$1,020,974	$908,385
International Interactive	243,884	227,579	737,230	715,224
North America Interactive	29,567	22,130	79,199	55,407
Total	$632,477	$578,249	$1,837,403	$1,679,016

Adjusted EBITDAR(1)
Casinos & Resorts	$118,184	$118,740	$334,312	$303,413
International Interactive	85,477	76,313	250,352	232,252
North America Interactive	(17,561)	(19,672)	(45,809)	(59,871)
Other	(12,883)	(12,578)	(46,687)	(38,380)
Total	$173,217		$492,168
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(1)    Segment Adjusted EBITDAR is Bally’s reportable segment GAAP measure and its primary measure for profit or loss for its reportable segments. “Segment Adjusted EBITDAR” is Adjusted EBITDA (as defined above) for Bally’s reportable segments, plus rent expense associated with triple net operating leases for the real estate assets used in the operation of the Bally’s casinos and the assumption of the lease for real estate and land underlying the operations of the Bally’s Lake Tahoe property. For the International Interactive, North America Interactive, and Other segments, segment Adjusted EBITDAR and segment Adjusted EBITDA are equivalent due to a lack of triple net operating lease for real estate assets used in those segments.

BALLY’S CORPORATION

Selected Financial Information (unaudited)

Balance Sheet Data

(in thousands)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$178,526	$212,515
Restricted cash	119,311	52,669

Term Loan Facility(1)	$1,910,962	$1,925,550
Revolving Credit Facility	115,000	137,000
5.625% Senior Notes due 2029	750,000	750,000
5.875% Senior Notes due 2031	735,000	750,000
Less: Unamortized original issue discount	(24,719)	(27,729)
Less: Unamortized deferred financing fees	(41,297)	(46,266)
Long-term debt, including current portion	$3,444,946	$3,488,555
Less: Current portion of Term Loan and Revolving Credit Facility	$(19,450)	$(19,450)
Long-term debt, net of discount and deferred financing fees; excluding current portion	$3,425,496	$3,469,105

Cash Flow Data

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2023	2022	2021	2023	2022	2021
Capital expenditures	$146,685	$51,282	$29,347	$266,231	$167,363	$65,132
Cash paid for internally developed software	21,561	14,330	2,026	35,903	45,785	2,026
Acquisition of gaming licenses	—	1,470	4,159	10,150	53,030	4,409
Cash payments associated with triple net operating leases(2)	29,871	13,338	11,353	88,481	36,338	15,367
________________________________
(1)    During the quarter ending September 30, 2023, the Company entered certain currency swaps to synthetically convert $400 million of its Term Loan Facility to an equivalent fixed-rate Euro-denominated instrument due October 2028 paying a fixed-rate coupon of approximately 6.74% per annum. Such currency swaps as of September 30, 2023, which had an original effective conversion rate of 1.082 and €369.7 million notional amount at inception, reflected a gain of $9.0 million when converted to US dollar as of September 30, 2023, or an equivalent in US dollars of $391.0 million.
(2)    Consists of payments made in connection with Bally’s triple net operating leases, as defined above.